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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-138314) and on Form S-8 (No. 333-126777) of Maidenform Brands, Inc. of our report dated March 9, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

        We also hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-138314) and on Form S-8 (No. 333-126777) of Maidenform Brands, Inc. of our report dated April 21, 2005 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 13, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM